GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

January 27, 2009	German American Bancorp, Inc.
Reports Record 2008 Financial Performance

Summary

German American Bancorp, Inc. (NASDAQ: GABC) today announced that, in the face of a slowing economic environment, the Company achieved record 2008 financial performance earning $12,803,000, or $1.16 per share, an increase of 36% from the reported 2007 net income of $9,405,000, or $0.85 per share.  This exceptional level of annual financial performance was driven by successive record quarterly earnings in each quarter of the year culminating with fourth quarter earnings of $3,353,000, or $0.30, representing a 21% increase over the 2007 fourth quarter earnings of $2,775,000, or $0.25 per share.

Commenting on the Company's achievement, Mark Schroeder, President & Chief Executive Officer, said, "We are pleased to report a continuation of the Company’s strong financial results in the fourth quarter and throughout 2008, a feat made even more remarkable given the events of the past year and the many issues facing the national economy.  Despite these significant challenges, we enjoyed solid performance throughout our Company, underscoring the strength of our business model and the significant market share we enjoy in our principal markets throughout Southern Indiana, which has not been as affected by the current recessionary economic conditions as other regions of the country.”

"Acutely aware of the current economic reality and the challenges that may face our market area in the coming year, we have also maintained our historic focus on credit quality," Schroeder continued. "We are gratified that, based on industry standard credit quality measures, our effectiveness in this area remains very strong - an accomplishment that sets German American apart from many peer financial institutions.”

“Our financial achievements of 2008 certainly were impressive, but an equally as important achievement was our ability to maintain a strong and growing capital position.  We have been and continue to be well-capitalized (as that term is defined by regulatory standards) and we realize the importance of maintaining a strong capital base to strengthen our competitive position and help us better withstand the impact of the current economic downturn.  The strength of our existing capital position should also reassure our customers and depositors, while positioning us for continued growth in the future."

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Separately, the Company announced that it has received preliminary approval to participate in the U.S. Treasury Department's Capital Purchase Program (CPP), part of the government's effort to restore confidence in the nation's financial system by providing capital to healthy financial institutions.  Under the program, and subject to satisfaction of standard closing conditions, the Treasury Department  has offered to invest up to approximately $25 million in newly issued preferred equity stock of German American Bancorp, Inc.  As part of its investment, the Treasury Department also would receive warrants to purchase common stock of the Company having an aggregate market price of 15% of the investment amount.

Commenting on the Treasury Department's preliminary approval for the Company to participate in the Treasury’s Capital Purchase Program, Mark Schroeder, President & Chief Executive Officer, said, "While we are very cognizant of the prudence of seriously considering enhancing our already solid capital base in the face of what may be a prolonged period of economic weakness, and we are gratified to have been approved for the CPP, which is available only to sound institutions, we believe it is in the best interests of our shareholders to carefully consider all factors of participation in the CPP before making a decision to accept any funds from the Program. The Program’s restrictions on possible future dividend increases, the dilution that could result from the associated warrants, and the uncertainty surrounding some details of the program, dictate that management and the Board carefully evaluate the Company's participation in the CPP relative to other alternatives available to the Company to raise additional regulatory capital.”  The Company expects to make a decision about CPP participation by late February 2009.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2009 to shareholders of record as of February 10, 2009.

Balance Sheet Highlights

End-of-period loans outstanding totaled $890.4 million at December 31, 2008, an increase of $3.6 million or 2% on an annualized basis from September 30, 2008.  Commercial loans increased $5.7 million or 5% annualized and agricultural loans increased $2.8 million or 7% annualized as of December 31, 2008 compared with September 30, 2008.  Residential mortgage loans declined $4.3 million or 17% annualized as of year-end 2008 compared with September 30, 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Average loans outstanding totaled $892.4 million, an increase of $27.1 million or 3% during the fourth quarter of 2008 compared with the same quarter of 2007.  Average commercial and agricultural loans totaled $658.3 million, an increase of $47.6 million or 8% during the quarter ended December 31, 2008 compared with the same quarter of the prior year.  Average residential mortgage loans and consumer loans totaled $234.1 million during the quarter ended December 31, 2008 representing a decline of $20.5 million or 8% over the same period of 2007.

Non-performing loans totaled $8.4 million at December 31, 2008, an increase of $931,000 or 13% compared to non-performing loans at September 30, 2008.  This level of non-performing loans represents 0.94% of total loans outstanding at December 31, 2008.

End-of-period deposits totaled $941.8 million at December 31, 2008 an increase of $35.4 million or 16% annualized from September 30, 2008.  Non-maturity deposits including demand deposits, savings accounts and money market demand accounts increased $19.3 million or 14% annualized at December 31, 2008 compared to September 30, 2008.  Non-maturity deposits including demand deposits, savings accounts and money market demand accounts increased $97.4 million or 20% at December 31, 2008 compared to year-end 2007.

Average deposits totaled $944.4 million an increase of $50.9 million or 6% during the fourth quarter of 2008 compared with the same quarter of 2007.  Average non-maturity deposits totaled $592.5 million, an increase of $108.3 million or 22% during the quarter ended December 31, 2008 compared with the same quarter of the prior year.

Income Statement Highlights

Quarter ended December 31, 2008 compared to quarter ended December 31, 2007

Net income for the fourth quarter of 2008 totaled $3,353,000, an increase of $578,000 or 21% over fourth quarter 2007 net income of $2,775,000.

During the quarter ended December 31, 2008 net interest income totaled $10,307,000 representing an increase of $292,000 or 3% over the fourth quarter of 2007.  The tax equivalent net interest margin for the fourth quarter 2008 was 3.76% compared to 3.90% for the fourth quarter of 2007.  The yield on earning assets totaled 5.97% during the quarter ended December 31, 2008 compared to 7.08% in the same period of 2007 while the cost of funds totaled 2.21% during 2008 compared to 3.18% in 2007.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

The provision for loan loss totaled $874,000 during the quarter ended December 31, 2008, representing an increase of $527,000 from the fourth quarter of 2007.  During the fourth quarter of 2008, the annualized provision for loan loss represented approximately 39 basis points of average loans while annualized net charge-offs represented approximately 32 basis points of average loans.

During the fourth quarter of 2008, non-interest income totaled $4,361,000 representing an increase of $842,000 or 24% over the fourth quarter of 2007.

Trust and investment product fees totaled $447,000 which represented a decline of $149,000 or 25% during the fourth quarter of 2008 compared with the same period of 2007.  This decline was primarily attributable to volatile economic and market conditions. Deposit service charges and fees remained relatively consistent at $1,199,000 during the quarter ended December 31, 2008 compared with $1,207,000 during the fourth quarter of 2007.

During the quarter ended December 31, 2008, the net gain on sale of residential loans totaled $341,000, an increase of $64,000 or 23% over the gain recognized in the quarter ended December 31, 2007.  The increase was attributable to higher levels of residential loan sales which totaled $23.6 million in the fourth quarter of 2008, compared to $21.8 million in the same period of 2007 combined with a higher margin on the loans sold.

The Company recognized a net loss on securities of $85,000 in the fourth quarter of 2008.  The Company sold approximately $18 million of agency mortgage related securities during the fourth quarter of 2008 at a gain of $502,000 which was offset by an other-than-temporary impairment expense of $587,000 on its portfolio of non-controlling investments in other banking organizations.  The loss of $680,000 on securities during the fourth quarter of 2007 was related to an other-than-temporary impairment charge on the Company’s non-controlling investments in other banking organizations.

During the quarter ended December 31, 2008, non-interest expense totaled $9,224,000, an increase of $71,000 or less than 1% from the same period of 2007.

Salaries and benefits totaled $5,116,000 in the quarter ended December 31, 2008 representing a decline of $103,000 or 2% from the same quarter of 2007.  The decline was largely attributable to a decrease of approximately 23 full-time equivalent employees, or 6% of total full-time equivalent employees, during the fourth quarter of 2008 compared with the fourth quarter of 2007.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Insurance revenues totaled $1,694,000 which represented an increase of $294,000 or 21% during the fourth quarter of 2008 compared with the same period of 2007.  This increase was largely attributable to income recognition adjustments made in conjunction with an agency management system conversion at the Company’s property and casualty insurance agency.  The new system capabilities allow for a full accrual recognition of commission receivables and payables.  Accompanying the increase in revenues was a corresponding increase in operating expenses including professional fees, training costs, and increased salary and benefit costs which totaled in excess of $300,000 during the fourth quarter of 2008 attributable to the conversion.

Year ended December 31, 2008 compared to year ended December 31, 2007

Net income for the year ended December 31, 2008 totaled $12,803,000, an increase of $3,398,000 or 36% over net income of $9,405,000 during the year ended 2007.

During the year ended December 31, 2008, net interest income totaled $40,937,000 representing an increase of $2,322,000 or 6% over the year ended 2007.  The tax equivalent net interest margin for the year ended December 31, 2008 was 3.82% compared to 3.83% for the year ended December 31, 2007.

The provision for loan loss totaled $3,990,000 during the year ended December 31, 2008, representing an increase of $399,000 or 11% from the year ended December 31, 2007 provision of $3,591,000.  During 2008, the provision for loan loss represented approximately 45 basis points of average loans while net charge-offs represented approximately 29 basis points of average loans.

During the year ended December 31, 2008, non-interest income totaled $18,210,000 representing an increase of $2,506,000 or 16% over 2007.

Trust and investment product fees totaled $2,288,000 during the year ended December 31, 2008 representing a decline of $302,000 or 12% from 2007.  Deposit service charges and fees totaled $4,920,000 during the year ended December 31, 2008 representing an increase of $559,000 or 13% over 2007.  The increase was attributable to a combination of increased gross fees and a reduced level of refunded and waived fees.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

During the year ended December 31, 2008, insurance commission and fees totaled $6,306,000 which is an increase of $512,000 or 9% compared to year ended 2007.  The increase was largely attributable to an increase in contingency revenue at the Company’s property and casualty insurance subsidiary, German American Insurance.

During the year ended December 31, 2008, the net gain on sale of residential loans totaled $1,399,000, an increase of $577,000 or 70% over the gain of $822,000 recognized in the year ended December 31, 2007.  The increase was largely attributable to higher levels of residential loan sales which totaled $108.0 million in the year ended December 31, 2008, compared to $67.0 million in 2007.

The Company recognized a net gain on securities of $94,000 during the year ended December 31, 2008.  The Company recognized gains on securities sold of $1,031,000 during 2008 and other than temporary impairment expense of $937,000 on its portfolio of non-controlling investments in other banking organizations.  During 2007 the Company recognized a $680,000 net loss on securities related to the Company’s portfolio of non-controlling investments in other banking organizations.  The net loss resulted from the sale of one of the investment holdings at a modest gain and the recognition of an other-than-temporary impairment charge in connection with the valuation of other holdings within the portfolio.

During the year ended December 31, 2008, non-interest expense totaled $36,716,000, a decline of $505,000 or 1% from the year ended 2007.

Salaries and benefits totaled $20,786,000 during the year ended December 31, 2008 representing a decline of $885,000 or 4% from the year ended December 31, 2007.  The decline was largely attributable to a decrease of approximately 28 full-time equivalent employees, or 7% of total FTEs, during the year ended December 31, 2008 compared with year ended 2007.

Occupancy expense and furniture, fixtures and equipment expense totaled $5,677,000 during the year ended December 31, 2008 representing an increase of $298,000 or 6% from the year ended 2007. The increases were largely attributable to higher levels of furniture, fixtures and equipment depreciation.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Professional fees totaled $1,670,000 during the year ended December 31, 2008 representing an increase of $252,000 or 18% from the year ended 2007. The increases were due primarily to professional fees associated with the Company’s formal review of effectiveness and efficiency.

*****

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with   28    retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with seven branch offices throughout its market area.

*****

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Forward Looking Statements

German American’s statements in this press release regarding its maintenance of a strong capital position and the possibility of its raising additional capital, its credit quality, and  its positioning for growth, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities including possible future sales or repurchases or redemptions by the Company of debt or equity securities and possible issuance and sale of new securities to the Treasury Department under the Capital Purchase Program or to others; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,
	2008	2007

ASSETS
Cash and Due from Banks	$17,201	$25,283
Short-term Investments	27,791	2,631
Investment Securities	179,166	152,764

Loans Held-for-Sale	3,166	5,697

Loans, Net of Unearned Income	890,436	867,721
Allowance for Loan Losses	(9,522)	(8,044)
Net Loans	880,914	859,677

Stock in FHLB and Other Restricted Stock	10,621	10,621
Premises and Equipment	22,330	22,783
Goodwill and Other Intangible Assets	12,796	13,685
Other Assets	36,843	38,569
TOTAL ASSETS	$1,190,828	$1,131,710

LIABILITIES
Non-interest-bearing Demand Deposits	$147,977	$136,212
Interest-bearing Demand, Savings, and
Money Market Accounts	439,305	353,643
Time Deposits	354,468	387,566
Total Deposits	941,750	877,421

Borrowings	131,664	144,170
Other Liabilities	12,240	13,003
TOTAL LIABILITIES	1,085,654	1,034,594

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,401	79,437
Retained Earnings	23,019	16,681
Accumulated Other Comprehensive Income	2,754	998
TOTAL SHAREHOLDERS' EQUITY	105,174	97,116

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,190,828	$1,131,710

END OF PERIOD SHARES OUTSTANDING	11,030,288	11,029,484

BOOK VALUE PER SHARE	$9.54	$8.81

Consolidated Statements of Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$14,178	$16,354	$58,477	$63,852
Interest on Short-term Investments	27	129	593	478
Interest and Dividends on Investment Securities	2,308	1,853	8,775	7,931
TOTAL INTEREST INCOME	16,513	18,336	67,845	72,261

INTEREST EXPENSE
Interest on Deposits	4,808	6,708	21,212	27,289
Interest on Borrowings	1,398	1,613	5,696	6,357
TOTAL INTEREST EXPENSE	6,206	8,321	26,908	33,646

NET INTEREST INCOME	10,307	10,015	40,937	38,615
Provision for Loan Losses	874	347	3,990	3,591
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,433	9,668	36,947	35,024

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	341	277	1,399	822
Net Gain (Loss) on Securities	(85)	(680)	94	(680)
Other Non-interest Income	4,105	3,922	16,717	15,562
TOTAL NON-INTEREST INCOME	4,361	3,519	18,210	15,704

NON-INTEREST EXPENSE
Salaries and Benefits	5,116	5,219	20,786	21,671
Other Non-interest Expenses	4,108	3,934	15,930	15,550
TOTAL NON-INTEREST EXPENSE	9,224	9,153	36,716	37,221

Income before Income Taxes	4,570	4,034	18,441	13,507
Income Tax Expense	1,217	1,259	5,638	4,102

NET INCOME	$3,353	$2,775	$12,803	$9,405

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.30	$0.25	$1.16	$0.85

WEIGHTED AVERAGE SHARES OUTSTANDING	11,029,624	11,012,428	11,029,519	11,009,536
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,030,243	11,031,920	11,029,911	11,025,226

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.12%	0.99%	1.09%	0.84%
Annualized Return on Average Equity	13.15%	11.58%	12.84%	10.04%
Net Interest Margin	3.76%	3.90%	3.82%	3.83%
Efficiency Ratio (1)	62.13%	66.99%	61.46%	67.79%
Net Overhead Expense to Average Earning Assets (2)	1.75%	2.18%	1.70%	2.10%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.32%	0.17%	0.29%	0.32%
Allowance for Loan Losses to Period End Loans			1.07%	0.93%
Non-performing Assets to Period End Assets			0.85%	0.52%
Non-performing Loans to Period End Loans			0.94%	0.50%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,201,263	$1,125,195	$1,174,583	$1,114,140
Average Earning Assets	$1,113,173	$1,036,025	$1,086,465	$1,023,496
Average Total Loans	$892,435	$865,329	$880,630	$840,849
Average Demand Deposits	$149,137	$135,984	$140,962	$133,824
Average Interest Bearing Liabilities	$937,170	$879,195	$920,063	$872,996
Average Equity	$101,973	$95,854	$99,711	$93,677

Period End Non-performing Assets (3)			$10,168	$5,881
Period End Non-performing Loans (4)			$8,350	$4,364

Tax Equivalent Net Interest Income	$10,486	$10,144	$41,525	$39,205
Net Charge-offs during Period	$710	$358	$2,512	$2,676

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.